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                                                Filed Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-15397


                    ENRON GLOBAL POWER & PIPELINES L.L.C.


                Prospectus Supplement dated December 19, 1996
                    to Prospectus dated November 18, 1996


     On December 19, 1996, Enron International Inc. and Enron Equity Corp. sold 925,525 and 264,475 Common Shares of Enron Global Power & Pipelines L.L.C., respectively, at a price of $27.75 per share. The sales were to an institutional investor in a negotiated transaction.